Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $9.2 MILLION
SECOND QUARTER EARNINGS

HONOLULU, HI, July 24, 2014 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today reported net income for the second quarter of 2014 of $9.2 million, or $0.25 per diluted share, compared to net income in the second quarter of 2013 of $14.3 million, or $0.34 per diluted share, and net income in the first quarter of 2014 of $9.8 million, or $0.23 per diluted share.

In July 2014, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share on the Company’s outstanding common shares, an increase from $0.08 per share in the second quarter of 2014. The dividend will be payable on or about September 15, 2014 to shareholders of record at the close of business on August 29, 2014. This represents the fifth consecutive quarterly cash dividend.

“We are pleased with another quarter of solid financial performance,” said John C. Dean, Chairman and CEO.  “As a result of our earnings consistency and strong capital position, we repurchased approximately 15% of our common stock outstanding since the beginning of the year and increased our dividend per share by 25% from the previous quarterly dividend.”

Significant Highlights and Second Quarter Results

▪
Completed repurchase agreements with our two largest shareholders to privately purchase 1,391,089 shares of common stock from each at a purchase price of $20.20 per share for a total cost of $56.2 million, excluding fees and expenses. In the first quarter of 2014, 3,405,888 shares of common stock were repurchased through a tender offer.

▪
Authorized an additional repurchase and retirement of up to $30.0 million of the Company’s outstanding common stock. A total of $3.4 million in common stock was repurchased in the second quarter of 2014 under this repurchase program.

▪	Reported net income of $9.2 million, compared to net income in the first quarter of 2014 of $9.8 million.

▪	Increased the loans and leases portfolio by $96.7 million to $2.79 billion at June 30, 2014, compared to $2.70 billion at March 31, 2014.

▪	Improved our net interest margin to 3.35% in the second quarter of 2014 from 3.31% in the first quarter of 2014.

▪	Increased total deposits by $16.8 million to $4.00 billion at June 30, 2014, compared to $3.99 billion at March 31, 2014.

▪	Recorded a provision for loan and lease losses of $2.0 million in the second quarter of 2014, compared to a credit of $1.3 million in the first quarter of 2014.

▪	Nonperforming assets decreased by $11.9 million to $42.1 million at June 30, 2014 from $54.0 million at March 31, 2014.

▪
The allowance for loan and lease losses (“ALLL”), as a percentage of total loans and leases, decreased to 2.99% at June 30, 2014, compared to 3.08% at March 31, 2014.  The Company’s ALLL, as a percentage of nonperforming assets, increased to 198.47% at June 30, 2014 from 153.87% at March 31, 2014 and the Company’s ALLL, as a percentage of nonaccrual loans, increased to 226.72% at June 30, 2014 from 168.97% at March 31, 2014, as a result of a decline in nonperforming assets.

▪
Maintained a strong capital position with Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios of 17.06%, 18.33%, and 11.64%, respectively, as of June 30, 2014, compared to 18.63%, 19.90%, and 12.62%, respectively, as of March 31, 2014.  The Company’s capital ratios continue to be well in excess of the minimum levels required for a “well-capitalized” regulatory designation.

Earnings Highlights
Net interest income for the second quarter of 2014 was $35.9 million, compared to $33.2 million in the year-ago quarter and $35.8 million in the first quarter of 2014.  Net interest margin was 3.35%, compared to 3.23% in the year-ago quarter and 3.31% in the first quarter of 2014. The sequential quarter increase in net interest margin was primarily due to growth in our average loan portfolio of $97.1 million and a reduction in our average investment securities portfolio of $147.3 million. The taxable equivalent yield on the investment securities portfolio decreased to 2.60% in the current quarter, compared to 2.62% last quarter. The taxable equivalent yield on the loan portfolio remained unchanged from the first quarter of 2014 of 4.07%.

The provision for loan and lease losses for the second quarter of 2014 was $2.0 million, compared to a credit to the provision for loan and lease losses of $0.2 million in the year-ago quarter and a credit of $1.3 million in the first quarter of 2014. The provision for loan and lease losses was primarily attributable to net loan charge-offs of $1.6 million and the $96.7 million increase in our loans and leases portfolio.

Other operating income for the second quarter of 2014 totaled $12.0 million, compared to $17.8 million in the year-ago quarter and $10.1 million in the first quarter of 2014. The decrease from the year-ago quarter was primarily due to the sale of a foreclosed property in the second quarter of 2013 at a gain of $7.2 million and lower net gains on sales of residential mortgage loans of $1.7 million, partially offset by higher unrealized gains on loans held for sale and interest rate locks of $1.3 million. The sequential quarter increase was primarily due to higher unrealized gains on loans held for sale and interest rate locks of $0.5 million, higher net gains on sales of foreclosed assets of $0.4 million, and income recovered on nonaccrual loans previously written-off of $0.4 million.

Other operating expense for the second quarter of 2014 totaled $32.9 million, compared to $35.0 million in the year-ago quarter and $31.9 million in the first quarter of 2014.  The decrease from the year-ago quarter was primarily attributable to lower salaries and employee benefits of $1.7 million, lower provision for losses on residential mortgage loan repurchases of $1.1 million, lower amortization of intangible assets of $0.8 million, and lower foreclosed asset expense of $0.7 million, partially offset by a higher provision for unfunded loan commitments of $1.3 million, higher computer software expense of $0.4 million, and higher legal and professional services of $0.3 million. The sequential quarter increase was primarily attributable to a higher provision for unfunded loan commitments of $0.8 million, higher legal and professional services of $0.4 million, and the reversal of interest on income tax contingencies in the first quarter of 2014 of $0.4 million, partially offset by lower salaries and employee benefits of $0.9 million and a lower provision for losses on residential mortgage loan repurchases of $0.6 million.

The efficiency ratio for the second quarter of 2014 and in the year-ago quarter was 68.65%, compared to 69.50% in the first quarter of 2014.

In the second quarter of 2014, the Company recorded income tax expense of $3.9 million, compared to an income tax expense of $1.9 million in the year-ago quarter and income tax expense of $5.5 million in the first quarter of 2014. Income tax expense in the second quarter of 2014 included a credit true-up adjustment of $0.5 million. Excluding this adjustment the effective tax rate for the quarter was 33.9%. As of June 30, 2014, the Company’s net deferred tax assets totaled $114.6 million.

Balance Sheet Highlights
Total assets at June 30, 2014 of $4.73 billion increased by $21.0 million from June 30, 2013, and decreased by $99.7 million from March 31, 2014.

Total loans and leases at June 30, 2014 of $2.79 billion increased by $421.1 million and $96.7 million from June 30, 2013 and March 31, 2014, respectively.  The increase in total loans and leases from the first quarter of 2014 was due to an increase in the residential mortgage, consumer, commercial mortgage, and construction and development loan portfolios of $46.8 million, $27.3 million, $14.2 million, and $13.2 million, respectively, offset by a decrease in the commercial loan and leases portfolios of $3.5 million and $1.3 million, respectively.

Total deposits at June 30, 2014 were $4.00 billion, and increased by $146.9 million and $16.8 million from June 30, 2013 and March 31, 2014, respectively.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.19 billion at June 30, 2014.  This represents an increase of $149.5 million and $19.4 million from a year ago and from March 31, 2014, respectively.  Changes in total deposits during the quarter included net increases in noninterest-bearing demand deposits, and interest-bearing demand deposits of $23.5 million and $12.1 million, respectively, offset by net decreases in time deposits and savings and money market deposits of $9.6 million and $9.2 million, respectively.

Total shareholders’ equity was $564.6 million at June 30, 2014, compared to $642.0 million and $608.4 million at June 30, 2013 and March 31, 2014, respectively. The sequential quarter decrease is due primarily to the completion of the aforementioned repurchase agreements with each of our two largest shareholders totaling $56.2 million, repurchases of $3.4 million in common stock under the Company’s stock repurchase program, and cash dividends paid of $2.9 million, partially offset by an increase in unrealized gains on investment securities of $10.3 million and net income of $9.2 million in the current quarter.

Asset Quality
Nonperforming assets at June 30, 2014 totaled $42.1 million, or 0.89% of total assets, compared to $54.0 million, or 1.12% of total assets at March 31, 2014.  The sequential-quarter change reflects net decreases in U.S. Mainland commercial mortgage assets of $7.2 million, Hawaii residential mortgage assets of $3.4 million, U.S. Mainland constructions assets of $0.6 million, and Hawaii commercial assets of $0.4 million.

Loans delinquent for 90 days or more still accruing interest totaled $119,000 at June 30, 2014, compared to $30,000 at March 31, 2014.  In addition, loans delinquent for 30 days or more still accruing interest totaled $1.8 million at June 30, 2014, compared to $4.8 million at March 31, 2014.

Net charge-offs in the second quarter of 2014 totaled $1.6 million, compared to net recoveries of $0.5 million in the second quarter of 2013, and net recoveries of $0.7 million in the first quarter of 2014.

The ALLL, as a percentage of total loans and leases, was 2.99% at June 30, 2014, compared to 3.08% at March 31, 2014.  The ALLL, as a percentage of nonperforming assets, was 198.47% at June 30, 2014, compared to 153.87% at March 31, 2014.  The ALLL, as a percentage of nonaccrual loans, was 226.72% at June 30, 2014, compared to 168.97% at March 31, 2014.

Capital Levels
At June 30, 2014, the Company’s Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios were 17.06%, 18.33%, and 11.64%, respectively, compared to 18.63%, 19.90%, and 12.62%, respectively, at March 31, 2014.  The decline in the Company’s capital levels from the sequential quarter was primarily the result of the repurchases of our common stock in the repurchase agreements and our stock buyback program described above.  The Company’s capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.    Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-888-505-7644.  A playback of the call will be available through August 29, 2014 by dialing 1-877-344-7529 (passcode: 10048413) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $4.7 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and 113 ATMs in the state of Hawaii, as of June 30, 2014.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

 **********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality and further losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  our ability to continue making progress on our recovery plan; the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the banking industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

(dollars in thousands, except for per share amounts)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
INCOME STATEMENT
Net interest income	$35,906	$35,796	$33,173	$71,702	$63,842
Provision (credit) for loan and lease losses	1,995	(1,316)	(227)	679	(6,788)
Total other operating income	12,004	10,144	17,812	22,148	30,842
Total other operating expense	32,888	31,930	35,000	64,818	67,753
Net income	9,150	9,808	14,267	18,958	151,576
Basic earnings per common share	0.25	0.23	0.34	0.49	3.62
Diluted earnings per common share	0.25	0.23	0.34	0.48	3.59
Dividends declared per common share	0.08	0.08	-	0.16	-

PERFORMANCE RATIOS
Return on average assets (1)	0.77%	0.82%	1.24%	0.80%	6.72%
Return on average shareholders' equity (1)	6.49	5.79	8.70	6.11	51.46
Return on average tangible shareholders' equity (1)	6.63	5.90	8.90	6.23	52.79
Efficiency ratio (2)	68.65	69.50	68.65	69.07	71.56
Net interest margin (1)	3.35	3.31	3.23	3.33	3.15
Dividend payout ratio (3)	32.00	34.78	-	33.33	-
Average shareholders' equity to average assets	11.90	14.17	14.28	13.04	13.06

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$2,762,963	$2,665,825	$2,324,107	$2,714,662	$2,291,709
Average interest-earning assets	4,360,129	4,409,700	4,176,895	4,384,777	4,141,306
Average assets	4,736,818	4,781,855	4,594,615	4,759,212	4,510,797
Average deposits	3,954,457	3,943,459	3,752,684	3,948,989	3,715,568
Average interest-bearing liabilities	3,210,052	3,175,982	3,013,978	3,193,111	2,989,677
Average shareholders' equity	563,895	677,765	655,932	620,516	589,049

			June 30,	March 31,	June 30,
			2014	2014	2013
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Tier 1 leverage capital ratio			11.64%	12.62%	14.24%
Tier 1 risk-based capital ratio			17.06	18.63	21.55
Total risk-based capital ratio			18.33	19.90	22.83

Central Pacific Bank
Tier 1 leverage capital ratio			11.16	11.10	13.40
Tier 1 risk-based capital ratio			16.36	16.39	20.35
Total risk-based capital ratio			17.63	17.66	21.63

BALANCE SHEET
Loans and leases			$2,794,183	$2,697,454	$2,373,077
Total assets			4,727,766	4,827,437	4,706,756
Total deposits			4,002,578	3,985,767	3,855,666
Long-term debt			92,790	92,795	108,272
Total shareholders' equity			564,568	608,403	642,035
Total shareholders' equity to total assets			11.94%	12.60%	13.64%
Tangible common equity to tangible assets (4)			11.73	12.38	13.38

ASSET QUALITY
Allowance for loan and lease losses			$83,599	$83,162	$87,105
Nonperforming assets			42,121	54,046	60,892
Allowance to loans and leases outstanding			2.99%	3.08%	3.67%
Allowance to nonperforming assets			198.47	153.87	143.05

PER SHARE OF COMMON STOCK
Book value per common share			$15.73	$15.71	$15.25
Tangible book value per common share			15.41	15.40	14.92
Market value per common share			19.85	20.20	18.00

(1) Annualized
(2) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating expense).
(3) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(4) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company's GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013	2014	2013

Adjusted Net Income
Reported net income	$9,150	$9,808	$14,267	$18,958	$151,576
Release of valuation allowance on net deferred tax assets	-	-	-	-	(119,802)
Adjusted net income	$9,150	$9,808	$14,267	$18,958	$31,774

Adjusted Diluted Earnings Per Share
Diluted earnings per share	$0.25	$0.23	$0.34	$0.48	$3.59
Release of valuation allowance on net deferred tax assets	-	-	-	-	(2.84)
Adjusted diluted earnings per share	$0.25	$0.23	$0.34	$0.48	$0.75

	June 30,	March 31,	June 30,
	2014	2014	2013
Tangible Common Equity Ratio
Total shareholders' equity	$564,568	$608,403	$642,035
Less: Other intangible assets	(11,366)	(12,035)	(14,041)
Tangible common equity	$553,202	$596,368	$627,994

Total assets	$4,727,766	$4,827,437	$4,706,756
Less: Other intangible assets	(11,366)	(12,035)	(14,041)
Tangible assets	$4,716,400	$4,815,402	$4,692,715
Tangible common equity / Tangible assets	11.73%	12.38%	13.38%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	June 30,
(In thousands, except share data)	2014	2014	2013

ASSETS
Cash and due from banks	$83,539	$85,347	$57,477
Interest-bearing deposits in other banks	3,480	5,919	79,697
Investment securities:
Available for sale	1,226,935	1,408,124	1,510,861
Held to maturity (fair value of $241,368 at June 30, 2014,
$238,782 at March 31, 2014 and $245,450 at June 30, 2013)	247,206	248,788	254,981
Total investment securities	1,474,141	1,656,912	1,765,842

Loans held for sale	8,464	11,247	14,674
Loans and leases	2,794,183	2,697,454	2,373,077
Less allowance for loan and lease losses	83,599	83,162	87,105
Net loans and leases	2,710,584	2,614,292	2,285,972

Premises and equipment, net	48,703	47,992	48,807
Accrued interest receivable	13,253	13,507	14,138
Investment in unconsolidated subsidiaries	7,918	8,478	18,844
Other real estate	5,247	4,829	7,437
Mortgage servicing rights	19,779	19,916	20,690
Other intangible assets	11,366	12,035	14,041
Bank-owned life insurance	151,242	150,274	148,292
Federal Home Loan Bank stock	45,011	45,592	47,059
Other assets	145,039	151,097	183,786
Total assets	$4,727,766	$4,827,437	$4,706,756

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$962,646	$939,138	$860,694
Interest-bearing demand	756,776	744,690	720,741
Savings and money market	1,221,253	1,230,480	1,180,657
Time	1,061,903	1,071,459	1,093,574
Total deposits	4,002,578	3,985,767	3,855,666

Short-term borrowings	29,000	102,000	-
Long-term debt	92,790	92,795	108,272
Other liabilities	38,830	38,411	90,837
Total liabilities	4,163,198	4,218,973	4,054,775

Equity:
Preferred stock, no par value, authorized 1,100,000 shares; issued and
outstanding none at June 30, 2014, March 31, 2014, and June 30, 2013	-	-	-
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding 35,901,080 shares at June 30, 2014, 38,723,250 shares at
March 31, 2014 and 42,088,976 shares at June 30, 2013	655,219	715,708	784,473
Surplus	76,311	76,426	72,173
Accumulated deficit	(171,380)	(177,649)	(197,851)
Accumulated other comprehensive income (loss)	4,418	(6,082)	(16,760)
Total shareholders' equity	564,568	608,403	642,035
Non-controlling interest	-	61	9,946
Total equity	564,568	608,464	651,981

Total liabilities and equity	$4,727,766	$4,827,437	$4,706,756

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except per share data)	2014	2014	2013	2014	2013

Interest income:
Interest and fees on loans and leases	$28,040	$26,883	$26,505	$54,923	$50,948
Interest and dividends on investment securities:
Taxable interest	8,476	9,496	7,373	17,972	14,404
Tax-exempt interest	1,000	994	1,040	1,994	2,067
Dividends	1	1	6	2	11
Interest on deposits in other banks	8	7	68	15	157
Dividends on Federal Home Loan Bank stock	11	12	-	23	-
Total interest income	37,536	37,393	34,992	74,929	67,587

Interest expense:
Interest on deposits:
Demand	91	90	87	181	168
Savings and money market	223	224	219	447	436
Time	621	630	720	1,251	1,479
Interest on short-term borrowings	55	17	-	72	-
Interest on long-term debt	640	636	793	1,276	1,662
Total interest expense	1,630	1,597	1,819	3,227	3,745

Net interest income	35,906	35,796	33,173	71,702	63,842
Provision (credit) for loan and lease losses	1,995	(1,316)	(227)	679	(6,788)
Net interest income after provision
for loan and lease losses	33,911	37,112	33,400	71,023	70,630

Other operating income:
Service charges on deposit accounts	1,989	1,993	1,583	3,982	3,174
Loan servicing fees	1,448	1,444	1,526	2,892	3,069
Other service charges and fees	3,083	2,943	3,117	6,026	5,904
Income from fiduciary activities	828	1,062	686	1,890	1,383
Equity in earnings of unconsolidated subsidiaries	359	52	192	411	220
Fees on foreign exchange	119	114	128	233	199
Investment securities gains	240	-	-	240	-
Income from bank-owned life insurance	766	670	317	1,436	881
Loan placement fees	178	143	178	321	327
Net gains on sales of residential loans	1,227	1,239	2,888	2,466	7,016
Net gains on sales of foreclosed assets	582	162	7,694	744	8,252
Other	1,185	322	(497)	1,507	417
Total other operating income	12,004	10,144	17,812	22,148	30,842

Other operating expense:
Salaries and employee benefits	16,550	17,434	18,242	33,984	36,777
Net occupancy	3,734	3,590	3,622	7,324	6,849
Equipment	945	796	878	1,741	1,836
Amortization of other intangible assets	1,318	1,240	2,109	2,558	4,357
Communication expense	874	894	870	1,768	1,820
Legal and professional services	2,228	1,812	1,945	4,040	4,255
Computer software expense	1,575	1,358	1,193	2,933	2,126
Advertising expense	678	686	728	1,364	1,540
Foreclosed asset expense	(17)	105	705	88	1,005
Other	5,003	4,015	4,708	9,018	7,188
Total other operating expense	32,888	31,930	35,000	64,818	67,753

Income before income taxes	13,027	15,326	16,212	28,353	33,719
Income tax expense (benefit)	3,877	5,518	1,945	9,395	(117,857)
Net income	$9,150	$9,808	$14,267	$18,958	$151,576

Per common share data:
Basic earnings per share	$0.25	$0.23	$0.34	$0.49	$3.62
Diluted earnings per share	0.25	0.23	0.34	0.48	3.59
Cash dividends declared	0.08	0.08	-	0.16	-

Basic weighted average shares outstanding	36,117	41,915	41,957	39,000	41,886
Diluted weighted average shares outstanding	36,656	42,477	42,320	39,405	42,235

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2014			June 30, 2013			June 30, 2014			June 30, 2013
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$12,756	0.25%	$8	$108,612	0.25%	$68	$12,173	0.25%	$15	$126,593	0.25%	$157
Taxable investment securities, excluding
valuation allowance	1,360,329	2.49	8,477	1,516,992	1.95	7,379	1,433,863	2.51	17,974	1,497,547	1.93	14,415
Tax-exempt investment securities,
excluding valuation allowance	178,609	3.45	1,539	179,724	3.56	1,600	178,308	3.44	3,068	177,798	3.58	3,180
Loans and leases, including loans held for sale	2,762,963	4.07	28,040	2,324,107	4.57	26,505	2,714,662	4.07	54,923	2,291,709	4.47	50,948
Federal Home Loan Bank stock	45,472	0.10	11	47,460	-	-	45,771	0.10	23	47,659	-	-
Total interest earning assets	4,360,129	3.50	38,075	4,176,895	3.41	35,552	4,384,777	3.48	76,003	4,141,306	3.33	68,700
Nonearning assets	376,689			417,720			374,435			369,491
Total assets	$4,736,818			$4,594,615			$4,759,212			$4,510,797

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$743,544	0.05%	$91	$703,165	0.05%	$87	$739,659	0.05%	$181	$688,495	0.05%	$168
Savings and money market deposits	1,219,159	0.07	223	1,179,152	0.07	219	1,218,626	0.07	447	1,175,573	0.07	436
Time deposits under $100,000	256,971	0.41	261	288,932	0.47	338	260,207	0.41	529	294,928	0.49	713
Time deposits $100,000 and over	821,701	0.18	360	734,456	0.21	382	831,096	0.18	722	722,405	0.21	766
Short-term borrowings	75,885	0.29	55	-	-	-	50,729	0.29	72	-	-	-
Long-term debt	92,792	2.77	640	108,273	2.94	793	92,794	2.77	1,276	108,276	3.10	1,662
Total interest-bearing liabilities	3,210,052	0.20	1,630	3,013,978	0.24	1,819	3,193,111	0.20	3,227	2,989,677	0.25	3,745
Noninterest-bearing deposits	913,082			846,979			899,401			834,167
Other liabilities	49,788			67,777			46,154			87,952
Total liabilities	4,172,922			3,928,734			4,138,666			3,911,796
Shareholders' equity	563,895			655,932			620,516			589,049
Non-controlling interest	1			9,949			30			9,952
Total equity	563,896			665,881			620,546			599,001
Total liabilities & equity	$4,736,818			$4,594,615			$4,759,212			$4,510,797

Net interest income			$36,445			$33,733			$72,776			$64,955

Net interest margin		3.35%			3.23%			3.33%			3.15%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013

Hawaii:
Commercial, financial and agricultural	$268,037	$272,007	$255,987	$244,680	$231,730
Real estate:
Construction	96,138	82,769	71,585	57,334	63,509
Mortgage:
- residential	1,226,864	1,180,092	1,136,573	1,100,382	1,045,670
- commercial	568,672	554,299	555,270	560,896	546,912
Consumer	243,148	231,432	230,664	190,653	171,772
Leases	4,087	5,338	6,241	6,539	7,460
Total loans and leases	2,406,946	2,325,937	2,256,320	2,160,484	2,067,053
Allowance for loan and lease losses	(65,367)	(64,759)	(66,639)	(66,041)	(62,295)
Net loans and leases	$2,341,579	$2,261,178	$2,189,681	$2,094,443	$2,004,758

U.S. Mainland:
Commercial, financial and agricultural	$164,707	$164,237	$142,729	$123,550	$84,668
Real estate:
Construction	3,740	3,886	4,031	15,869	16,018
Mortgage:
- commercial	129,060	129,254	147,497	149,480	179,170
Consumer	89,730	74,140	80,024	34,935	26,168
Total loans and leases	387,237	371,517	374,281	323,834	306,024
Allowance for loan and lease losses	(18,232)	(18,403)	(17,181)	(19,187)	(24,810)
Net loans and leases	$369,005	$353,114	$357,100	$304,647	$281,214

Total:
Commercial, financial and agricultural	$432,744	$436,244	$398,716	$368,230	$316,398
Real estate:
Construction	99,878	86,655	75,616	73,203	79,527
Mortgage:
- residential	1,226,864	1,180,092	1,136,573	1,100,382	1,045,670
- commercial	697,732	683,553	702,767	710,376	726,082
Consumer	332,878	305,572	310,688	225,588	197,940
Leases	4,087	5,338	6,241	6,539	7,460
Total loans and leases	2,794,183	2,697,454	2,630,601	2,484,318	2,373,077
Allowance for loan and lease losses	(83,599)	(83,162)	(83,820)	(85,228)	(87,105)
Net loans and leases	$2,710,584	$2,614,292	$2,546,781	$2,399,090	$2,285,972

Central Pacific Bank
Nonperforming Assets, Past Due and Restructured Loans

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2013	2013

Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$16,657	$17,067	$3,533	$3,529	$3,797
Real estate:
Construction	373	379	4,015	16,497	17,086
Mortgage-residential	13,608	18,161	20,271	20,703	21,287
Mortgage-commercial	6,236	13,610	13,769	12,559	11,285
Total nonaccrual loans	36,874	49,217	41,588	53,288	53,455

Other real estate:
Real estate:
Construction	3,048	3,770	3,770	3,769	4,200
Mortgage-residential	2,041	901	1,184	1,783	3,028
Mortgage-commercial	158	158	209	209	209
Total other real estate	5,247	4,829	5,163	5,761	7,437

Total nonperforming assets	42,121	54,046	46,751	59,049	60,892

Loans delinquent for 90 days or more:
Commercial, financial and agricultural	-	7	-	-	-
Real estate:
Mortgage-residential	99	-	-	19	17
Consumer	20	23	-	18	-
Leases	-	-	15	-	-
Total loans delinquent for 90 days or more	119	30	15	37	17

Restructured loans still accruing interest:
Commercial, financial and agricultural	384	395	406	416	427
Real estate:
Construction	944	970	3,857	3,935	9,317
Mortgage-residential	18,456	18,152	16,508	15,595	14,645
Mortgage-commercial	10,941	2,312	2,502	7,859	2,874
Total restructured loans still accruing interest	30,725	21,829	23,273	27,805	27,263

Total nonperforming assets, loans delinquent for 90 days
or more and restructured loans still accruing interest	$72,965	$75,905	$70,039	$86,891	$88,172

Total nonaccrual loans as a percentage of loans and leases	1.32%	1.82%	1.58%	2.14%	2.25%

Total nonperforming assets as a percentage of loans and
leases and other real estate	1.50%	2.00%	1.77%	2.37%	2.56%

Total nonperforming assets and loans delinquent for 90 days or
more as a percentage of loans and leases and other real estate	1.51%	2.00%	1.77%	2.37%	2.56%

Total nonperforming assets, loans delinquent for 90 days or
more and restructured loans still accruing interest as a
percentage of loans and leases and other real estate	2.61%	2.81%	2.66%	3.49%	3.70%

Quarter to Quarter Changes in Nonperforming Assets:
Balance at beginning of quarter	$54,046	$46,751	$59,049	$60,892	$75,308
Additions	2,485	15,000	7,099	4,253	3,912
Reductions
Payments	(4,327)	(2,251)	(16,654)	(2,202)	(11,198)
Return to accrual status	(9,278)	(4,749)	(1,145)	(1,761)	(1,325)
Sales of foreclosed real estate	(817)	(654)	(1,496)	(1,919)	(4,596)
Charge-offs/writedowns	12	(51)	(102)	(214)	(1,209)
Total reductions	(14,410)	(7,705)	(19,397)	(6,096)	(18,328)
Balance at end of quarter	$42,121	$54,046	$46,751	$59,049	$60,892

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2014	2013

Allowance for loan and lease losses:
Balance at beginning of period	$83,162	$83,820	$86,806	$83,820	$96,413

Provision for loan and lease losses	1,995	(1,316)	(227)	679	(6,788)

Charge-offs:
Commercial, financial and agricultural	1,482	73	1,597	1,555	1,841
Real estate:
Construction	-	-	277	-	355
Mortgage-residential	102	37	380	139	794
Mortgage-commercial	1,041	-	-	1,041	3,674
Consumer	671	580	242	1,251	557
Leases	-	8	-	8	-
Total charge-offs	3,296	698	2,496	3,994	7,221

Recoveries:
Commercial, financial and agricultural	546	606	170	1,152	662
Real estate:
Construction	342	402	1,747	744	2,232
Mortgage-residential	529	94	243	623	474
Mortgage-commercial	13	13	703	26	957
Consumer	305	239	157	544	373
Leases	3	2	2	5	3
Total recoveries	1,738	1,356	3,022	3,094	4,701

Net charge-offs (recoveries)	1,558	(658)	(526)	900	2,520

Balance at end of period	$83,599	$83,162	$87,105	$83,599	$87,105

Average loans and leases, net of unearned	2,762,963	2,665,825	2,324,107	2,714,662	2,291,709

Annualized ratio of net charge-offs
(recoveries) to average loans and leases	0.23%	(0.10)%	(0.09)%	0.07%	0.22%

Ratio of allowance for loan and lease losses
to loans and leases outstanding	2.99%	3.08%	3.67%	2.99%	3.67%